As filed with the Securities and Exchange Commission on March 14, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODDITY Tech Ltd.

(Exact Name of Registrant as specified in its charter)

State of Israel	2844	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ODDITY Tech Ltd.

8 Haharash Street

Tel Aviv-Jaffa, 6761304, Israel

(551) 751-7495

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ODDITY Tech US Inc.

110 Greene Street

New York, New York 10012

(551) 751-7495

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph D. Zavaglia Nicholas A. Dorsey Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Telephone: (212) 474-1000	Ran Hai Joshua Ravitz Nir Dash Itay Lavi Herzog Fox & Neeman 6 Yitzhak Sadeh St Tel Aviv 6777506, Israel Telephone: (972) (3) 692 2020	Jonathan Truppman ODDITY Tech US Inc. 110 Greene Street New York, New York 10012 Telephone: (551) 751-7495	Michael Kaplan Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000	Aaron M. Lampert Ephraim P. Friedman Goldfarb Gross Seligman & Co. Round Tower, 1 Azrieli Center Tel Aviv 6701101, Israel Telephone: (972) (3) 607 4444

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-277850)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

    Emerging growth company    ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the prior Registration Statement on Form F-1 (File No. 333-277850) filed by ODDITY Tech Ltd. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on March 12, 2024 (the “Prior Registration Statement”), which was declared effective by the Commission on March 14, 2024. The contents of the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are incorporated herein by reference.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of Class A ordinary shares offered by the selling shareholder named in the Prior Registration Statement by 900,000 Class A ordinary shares, 117,391 of which may be sold pursuant to the underwriters’ option to purchase additional Class A ordinary shares. The additional Class A ordinary shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index to this Registration Statement and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Herzog Fox & Neeman (incorporated by reference to Exhibit 5.1 to the Form F-1 filed on March 12, 2024 (File no. 333-277850)).

23.1*	Consent of Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm.

23.2	Consent of Herzog Fox & Neeman (included in its opinion incorporated by reference as Exhibit 5.1 hereto).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form F-1 filed on March 12, 2024 (File no. 333-277850)).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on March 14, 2024.

ODDITY Tech Ltd.

By:	/s/ Oran Holtzman
Name: Oran Holtzman
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

By:	/s/ Oran Holtzman Oran Holtzman	Chief Executive Officer, Director (Principal Executive Officer)	March 14, 2024

By:	/s/ Lindsay Drucker Mann Lindsay Drucker Mann	Global Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 14, 2024

By:	* Shiran Holtzman-Erel	Director	March 14, 2024

By:	* Michael Farello	Director	March 14, 2024

By:	* Lilach Payorski	Director	March 14, 2024

By:	* Ohad Chereshniya	Director	March 14, 2024

*By:	/s/ Lindsay Drucker Mann
Lindsay Drucker Mann
Attorney-in-Fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ODDITY Tech Ltd. has signed this registration statement on March 14, 2024.

By:	/s/ Lindsay Drucker Mann
Name: Lindsay Drucker Mann
Title: Global Chief Financial Officer